SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported):  July 13, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
      ------------------------------           -------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)




              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122




                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)




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                             ITEM 5.  OTHER EVENTS

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Foreland Corporation announced on July 13, 1998, that it has entered into a joint venture exploration agreement with Conley P. Smith Operating Company (et al) in Cave Valley, Nevada. Foreland acquired a 33% working interest in the 40,000 acre program area.

The first program well, Flat Top 27-15, commenced drilling July 2, 1998. The well was located updip from the Flat Top 27-16 well which recently encountered excellent oil shows in the Mississippian age Scotty Wash sands. Foreland's management reported that the Scotty Wash-Iltipah sands have been identified on outcrop as having superior reserve characteristics and that if production is established in these sands significant reserves could be produced in the area. Management further reported that this joint venture expands Foreland's Nevada presence in what may prove to be one of the most prolific areas in the state.

Foreland also announced that upon completion of the Flat Top 27-15 well it will drill the first scheduled development well at its newly discovered Sand Dune Field. The first exploratory well in the 17-square mile 3-D seismic-defined Pine Creek area will start as soon as permits are obtained.


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                                   SIGNATURES

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  July 14, 1998

                                          FORELAND CORPORATION


                                         By /s/ N. Thomas Steele, President